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                                                                   EXHIBIT 10.40

                                AMENDMENT TO THE

                         METROPOLITAN LIFE SUPPLEMENTAL

                      AUXILIARY SAVINGS AND INVESTMENT PLAN

            The METROPOLITAN LIFE SUPPLEMENTAL AUXILIARY SAVINGS AND

     INVESTMENT PLAN (the "Plan") is hereby amended as follows:

1.       Article 3 of the Plan is hereby amended as follows:

         "Article 3 - Vesting and Payment of Benefits

                  Benefits under this Plan shall vest in accordance with the vesting schedule applicable to Company contributions under the Savings and Investment Plan and shall be payable to a Participant or the beneficiary of a deceased Participant in amounts equal to the difference between

                  (i) the largest amount (together with interest thereon), that would have been contributed by the Company under SIP, as amended, had SIP not been subject to the deferred compensation income exclusion as provided under section 1.415-2(d)(2) of the Internal Revenue Regulations, less

                  (ii) the amounts of benefits that are actually payable under SIP.

                  The benefits paid under this Plan shall take into account all periods of employee service performed by a Participant for the Company (including any period before the Plan's effective date) that count for the Participant's benefit accrual under SIP.

                  Income, gains and losses will be calculated on such amount at the same rates and over the same period of time as if such amounts had been contributed to the Savings and Investment Plan and invested, at the direction of


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         the Participant and with the consent of the Company, in the Fixed
         Income Fund, the Equity Fund, the Common Stock Index Fund, the Small Company Stock Fund, the International Equity Fund, the Emerging Markets Equity Fund, the Value Equity Fund and/or the Blended Small Company Stock Fund thereunder. The Participant's ability to change the investment direction of future contributions and transfer fund balances from one fund to another shall be subject to the same restrictions as apply under the Savings and Investment Plan. If a Participant fails to specify the investment direction of contributions to this Plan, then such contributions shall be initially invested in the Fixed Income Fund until changed by the Participant. Notwithstanding the foregoing, it is within the discretion of the Company whether contributions are actually invested according to each Participant's stated preferences. To the extent the Company consents to the direction of investments among funds, the Participant's investment returns credited to his or her account will mirror the actual performance of the funds selected by the Participant and consented to be the Company. Except as otherwise provided in this Article, a Participant may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the Participant to designate the mode of payment requested and the date on which benefits will commence to be paid. Benefits shall become payable on the date elected by the Participant in the


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         election form which date shall not be earlier than (i) twelve (12)
         months subsequent to the date on which the Participant files the election form with the Company; and (ii) the Participant's actual retirement date. If the Participant retired prior to attaining age 70 1/2, and no benefit election form is received from a Participant by April 1st of the calendar year following the calendar year in which the Participant attained age 70 1/2, such Participant will be deemed to have elected to receive his or her account balance in the form of a single sum by April 1st of the calendar year following the calendar year in which he or she attains age 71 1/2. However, if a Participant's vested account balance does not exceed $5,000, determined as of the date of such Participant's retirement or termination of employment, such Participant's vested account balance will be distributed in a single sum as soon as practicable following his or her death, disability, termination of employment or retirement. Notwithstanding the foregoing provisions of this Article 3, no benefits under this Plan will be eligible for any in-service withdrawal by a Participant.

                  If, at the time of the Participant's death, amounts remained undistributed to such Participant (unless such Participant was receiving benefit payments in the form of an annuity), then benefit payments shall continue to be made to the Participant's beneficiary in accordance with the method by which benefit payments were being made to the Participant. If, at the time of the Participant's death, benefit payments had not commenced to be made to him or her, then, except as otherwise provided in this Article, the Participant's designated beneficiary may elect, subject to the consent of the Company, to


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         receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable to beneficiaries under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the beneficiary to designate the mode of payment requested and the date on which benefits will commence to be paid. If the election form is filed with the Company by December 31 of the year in which the Participant died, benefits payable in the form of an annuity, in installments payable over more than five years certain or in installments payable over the life expectancy of the beneficiary must commence no earlier than the first day of the month which is twelve months after the date the beneficiary files the form with the Company, but no later than December 31 of the year following the year of the Participant's death. Benefits payable in any form other than those forms described in the preceding sentence shall become payable on the date elected by the beneficiary in the election form which date shall not be earlier than twelve (12) months subsequent to the date on which the beneficiary files the election form with the Company; however, the benefit selected must require the entire account balance to be paid to the beneficiary no later than the December 31 of the year which is the fifth anniversary of the Participant's death.

                  The Participant's beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan. However, if the Participant filed a beneficiary designation under this Plan, upon the Participant's death, benefits shall be payable to the primary beneficiary(ies) designated under


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         this Plan. If there is more than one beneficiary under the Savings and
         Investment Plan or more than one primary beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each beneficiary shall share equally in the benefits under the Plan. If one or more beneficiaries predecease the Participant, the surviving beneficiary(ies) shall share equally in the deceased beneficiary's portion of the Plan benefits. If all primary beneficiaries predecease the Participant, benefits shall be payable to the contingent beneficiary(ies) upon the Participant's death. If there is more than one contingent beneficiary(ies), and the contingent beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each contingent beneficiary shall share equally in the benefits under the Plan. If one or more contingent beneficiaries predecease the Participant, the surviving contingent beneficiary(ies) shall share equally in the deceased contingent beneficiary's portion of the Plan benefits. If all contingent beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant's death, benefits will be payable to the Participant's surviving spouse or, in the absence of such spouse, to the Participant's estate.

                  The largest amount under subsection (i) above shall, notwithstanding the actual provisions of the Savings and Investment Plan, also include in the case of a salaried employee who has not received an otherwise final distribution under the Savings and Investment Plan, benefits with respect to any incentive award


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         paid under the Short-Term Performance Compensation Plan after the date the individual retires for purposes of the Metropolitan Retirement Plan, whether paid for the twelve-month period directly preceding the employee's year of retirement and/or for the period running from January 1st of the year of retirement through the date of retirement.

                           Notwithstanding any provision in this Plan to the
                  contrary, no benefit shall be payable under this Plan with respect to any year in which a Participant defers compensation under the MetLife Deferred Compensation Plan for Officers, or any other plan under which employer matching contributions are made on account of deferred compensation. Except as provided in the preceding sentence, no similar benefit that is paid under this Plan shall be paid under any other deferred compensation plan(s) created by the Company or any of its affiliates, notwithstanding any provision in this Plan to the contrary."

2.       There is hereby added after Article 3 a new article to be known as
         Article 3A.

Article 3A shall provide as follows:

         "Article 3A - Payment of Benefits in Event of a Change of Control

                  Notwithstanding any provision in Article 3 to the contrary, a Participant may make a separate designation providing for his or her entire account balance to be payable shortly after such Participant's termination of employment with the Company if such termination occurs for any reason within two years after a Change of Control.

         The following definitions shall apply for purposes of this Article 3A:


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         (a)      'Change of Control' shall be deemed to have occurred if:

                  (i) Any Person acquires 'beneficial ownership' (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power of the Company's securities;

                  (ii) Within any 24-month period, the persons who were directors of the Company at the beginning of such period (the 'Incumbent Directors') shall cease to constitute at least a majority of the Board of Directors of the Company (the 'Board') or the board of directors of any successor to the Company; provided, however, that any Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (a)(ii);

                  (iii) The stockholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all the assets of the Company which is consummated (a 'Corporate Event') and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a


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                           merger or consolidation, the surviving or resulting
                           corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; or

                  (iv) Any other event occurs which the Board declares to be a Change of Control.

                           (b) Person. For purposes of the definition of Change
                  of Control, 'Person' shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange
                  Act); provided, however, that 'Person' shall not include (x) the Company or any Affiliate, (y) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (z) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.


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                           (c) Voting Power. 'Voting Power' shall mean such
                  number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and 'Voting Securities' shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

                           (d) Affiliate. An 'Affiliate' shall mean any
                  corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Company."

3.       This Amendment shall become effective on September 11, 2001.




                        METROPOLITAN LIFE INSURANCE COMPANY
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Date



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Witness


                        TEXAS LIFE INSURANCE COMPANY
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Date


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Witness